©2021 Herc Rentals Inc. All Rights Reserved. Shifting Into High Gear

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 2 Larry Silber President & Chief Executive Officer Herc Rentals Team & Agenda Aaron Birnbaum Senior Vice President & Chief Operating Officer Agenda • Safe Harbor • Q3 2023 Overview • Q3 Operations Review • Q3 Financial Review • 2023 Outlook • Q&A Leslie Hunziker Senior Vice President Investor Relations & Communications Mark Humphrey Senior Vice President & Chief Financial Officer

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 3 Safe Harbor Statements and Non-GAAP Financial Measures Forward-Looking Statements This presentation includes forward-looking statements as that term is defined by the federal securities laws, including statements concerning our business plans and strategy, projected profitability, performance or cash flows, future capital expenditures, our growth strategy, including our ability to grow organically and through M&A, anticipated financing needs, business trends, our capital allocation strategy, liquidity and capital management, exploring strategic alternatives for Cinelease, including the timing of the review process, the outcome of the process and the costs and benefits of the process, and other information that is not historical information. Forward looking statements are generally identified by the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," "looks," and future or conditional verbs, such as "will," "should," "could" or "may," as well as variations of such words or similar expressions. All forward-looking statements are based upon our current expectations and various assumptions and, there can be no assurance that our current expectations will be achieved. They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward- looking statements. Further information on the risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and in our other SEC filings. We undertake no obligation to update or revise forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. Information Regarding Non-GAAP Financial Measures In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this presentation that is not calculated according to GAAP (“non- GAAP”), such as adjusted net income, adjusted earnings per diluted share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, REBITDA, REBITDA margin, REBITDA flow-through and free cash flow. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the appendix that accompanies this presentation.

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 4 Rental Revenue $460 $402 $520 $706 $765 2019 2020 2021 2022 2023 Total Revenues $508 $456 $551 $745 $908 2019 2020 2021 2022 2023 Adjusted EBITDA¹ $209 $196 $246 $345 $410 2019 2020 2021 2022 2023 41.2% 43.1% 44.7% 46.3% 45.2% 2019 2020 2021 2022 2023 $0.32 $1.35 $2.37 $3.36 $3.96 8% 19%22% $ in millions $ in millions $ in millions 18% Adjusted EBITDA Margin¹Earnings Per Diluted Share ROIC2 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 2. The company’s ROIC metric uses after-tax operating income for the trailing 12 months divided by average stockholders’ equity, debt and deferred taxes, net of average cash. To mitigate the volatility related to fluctuations in the company’s tax rate from period to period, the U.S. federal corporate statutory tax rate of 21% was used to calculate after-tax operating income. 5.7% 5.4% 8.8% 10.3% 10.5% 2019 2020 2021 2022 2023 Third Quarter Financial Highlights: Accelerating Performance 2019 2020 2021 2022 2023 3Q23 margin impacted by studio-entertainment industry shutdown and increased sales of used fleet

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 5 Equipment rental market in N.A. • Return to normal seasonal demand trends • Supply chain recovering; although constraints persist in high-demand categories • Positive industry trends aided by stimulus, reshoring, electrification, energy efficiency • Shift from equipment ownership to rental continues HRI equipment rental revenue • Double-digit growth across core fleet categories and Pro-Solutions offerings • Double-digit growth across local and national accounts • Record Q3 rental rate increased 6.9% YoY; volume up 11.5% • Mix unfavorable by 9.9% due to inflation and studio entertainment labor strikes HRI total revenues grew 22% in Q3 2023 • Used equipment market remains healthy • Supply improvement allows for increased disposals and catch up in fleet life-cycle management Third Quarter 2023 Highlights

Q3 2023: Delivering on Growth Strategies

Strategies to Accelerate ROIC and Increase Shareholder Returns:
Grow the Core
Expand Specialty
Elevate Technology
Integrate ESG
Allocate Capital

Optimize branch network for fleet / operating efficiencies at scale

- Completed 2 acquisitions - 4 locations; opened 4 greenfield locations

Enhance fleet mix

- Expanded high-margin specialty fleet by 15% at OEC YoY

Support customers' efficiency goals through data and telematics

- Advanced customer-facing digital capabilities: ProControl Next Gen™

Commit to purposeful, integrated and evolving ESG goals

- Won Department of Labor's HIRE Vets Medallion Award
- Recognized on the Best and Brightest Companies to Work For list

Prioritize Capital and Invest Responsibly

- Disciplined investment in fleet and strategic M&A
- Regular dividend declared

HercRentals®

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NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 7 Exploring Alternatives for Cinelease Studio Entertainment as Industry Model Shifts Cinelease is Herc's studio management and lighting and grip business • One of the only scaled studio-platform businesses in industry • Lighting and grip equipment represents ~5% of Herc OEC Studio ownership is becoming a critical piece of the desired single-point of contact offering for productions: • physical studio • studio management • lighting and grip equipment Owning studio real-estate does not align with Herc strategy Herc Entertainment Services will continue to supply on- location studios, off-location productions for TV and Film, and live entertainment venues with rental gear, including: • aerial equipment, • forklifts, • carts, • generators and • climate solutions

Operations Review Aaron Birnbaum Senior Vice President and Chief Operating Officer

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 9 Q3 2023 Focusing on Safety Total Recordable Incident Rate of 0.78 YTD Proven safety record is a must-have for customers Herc's Safety Program integrated into all acquisitions Continuing focus on Perfect Days • All branches reported > 97% Perfect Days • Perfect Days are those with no: ◦ OSHA recordable incidents ◦ At-fault motor vehicle accidents ◦ DOT violations

Delivering on Growth Strategies - Increasing Branch Network Density

Expanding Through Acquisitions and Greenfields

Adding locations increases density and share in urban markets

- Q3:23 - 2 acquisitions - 4 locations; 4 greenfield locations
- YTD:23 - 8 acquisitions - 14 locations; 13 greenfield locations
  - Invested $332 million through September 30 on M&A
- Primary focus on acquisitions in top 50 MSAs

Synergies through cross selling adjacent product lines, fleet efficiencies and rate improvement

Acquiring talented workforce and local customer relationships



Strategic M&A Opportunity ~$500 million per year
Pipeline of acquisition opportunities remains strong

Average acquisition EBITDA Multiple to date ~5.5x

Synergized Multiple Opportunity 3.5x - 4.5x

HercRentals®
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©2023 Herc Rentals Inc. All Rights Reserved.

Delivering on Growth Strategies — Enhancing Fleet Mix

Fleet Composition
$6.2 billion at OEC[1]


Other 22%
Specialty 24%
Material Handling 18%
Aerial 24%
Earthmoving 12%

Equipment rental revenue +8%; Q3 record $765 million

- Pricing strategy and tools support discipline and greater market insight
- Core business driven by solid operating performance and demand from megaprojects, onshoring, infrastructure projects
- ProSolutions contributing double-digit revenue growth YoY
- Studio entertainment 1% of rental revenue vs. 5% 3Q:22
    - Writers' strike resolved but 3-month actors' strike continues

Average fleet at OEC increased 19% in 3Q:23

- Fleet rotation and pick up in seasonal demand enabled absorption of 1H wave of supply chain deliveries
    - As supply chain recovered, 1H:23 saw a wave of 2023 orders and 2021/2022 backorders delivered
    - Exiting Q3, significantly reduced gap between fleet growth and equipment rental revenue growth, excluding studio entertainment

1. Original equipment cost based on ARA guidelines. As of September 30, 2023.

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©2023 Herc Rentals Inc. All Rights Reserved.

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 12 Managing Fleet for Enhanced Utilization 1. Original equipment cost based on ARA guidelines. Fleet Expenditures at OEC1 $253 $327 $311 $327$348 $400 $274 2022 2023 Q1 Q2 Q3 Q4 $64 $64 $54 $140$144 $186 $309 2022 2023 Q1 Q2 Q3 Q4 Fleet Disposals at OEC1 $ in millions$ in millions • Increased fleet disposals to: ◦ catch up on fleet rotations after 2021 and 2022 supply chain challenges ◦ take advantage of healthy used equipment market • Fleet disposals generated ~39% proceeds as a percent of OEC as auction channel utilized to realign fleet faster • Average age of disposals was 84 months in Q3 2023 • Average fleet age of 45 months at September 30, 2023 • Capital allocated for category classes that are still constrained have been re-allocated to 2024

Business Model Driving Growth

Q3 Local vs. National Mix


National: 42%
Local: 58%

Q3 Revenue by Customer[1]


Other 23%
Contractors 36%
Infrastructure & Government 15%
Industrial 26%

- Diverse end market mix and large national customers drives revenue growth in Q3, while project pipeline remains strong
  - National account revenue up double-digits
  - In early innings of federal-funding opportunities
- 3Q:23 local-customer account revenue saw double-digit growth

Industrial	Infrastructure	Non-Residential
Chip manufacturing	Airports	Commercial
Electric vehicle/battery manufacturing	Roads, bridges,tunnels	Data centers
Energy	Transmission & distribution	Education
Petrochemical	Renewable energy	Facility maintenance
Industrial plant maintenance	Underground utilities	Healthcare
LNG investments	Flood control	Disaster recovery
	High-speed rail	Restoration
	Water systems	

HercRentals®

1. Refer to our 10-K for description of industries related to each customer classification. Other includes commercial and retail service, hospitality, healthcare, recreation, and entertainment and special events.

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Financial Review Mark Humphrey Senior Vice President and Chief Financial Officer

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 15 Q3 2023 Financial Results Three Months Ended September 30, Nine Months Ended September 30, $ in millions, except per share data 2023 2022 2023 vs 2022 % Change 2023 2022 2023 vs 2022 % Change Equipment Rental Revenue $765 $706 8% $2,121 $1,838 15% Total Revenues $908 $745 22% $2,450 $1,953 25% Net Income $113 $101 12% $256 $232 10% Earnings Per Diluted Share $3.96 $3.36 18% $8.89 $7.66 16% Adjusted Net Income1 $114 $103 11% $260 $237 10% Adjusted Earnings Per Diluted Share1 $4.00 $3.42 17% $9.03 $7.83 15% Adjusted EBITDA1 $410 $345 19% $1,070 $866 24% Adjusted EBITDA Margin1 45.2% 46.3% (110) bps 43.7% 44.3% (60) bps REBITDA Margin1,2 49.3% 47.1% 220 bps 45.9% 45.0% 90 bps REBITDA YoY Flow-Through1,2 76.3% 50.5% 2580 bps 51.6% 46.1% 550 bps Average Fleet3 (YoY) 18.5% 35.0% 23.8% 30.3% Pricing3 (YoY) 6.9% 6.2% 7.2% 5.4% ROIC 10.5% 10.3% 20 bps 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies 3. Based on ARA guidelines

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 16 Q3 2023 Adjusted EBITDA and Rental Revenue Bridge Adjusted EBITDA $345 $410 2022 Equipment Rental Revenue Gain on Sale of Rental Equipment DOE SG&A Studio Entertainment Other 2023 Adjusted EBITDA Margin drivers: DOE and SG&A were positive contributors as both declined as a percent of rental revenue Negative impact from higher sales of used equipment, which has a lower margin than equipment rental Studio entertainment industry shutdown reduced revenue on a fixed cost basis $ in millions $ in millions Equipment Rental Revenue $706 $765 2022 Pricing OEC on Rent Ancillary Other Inflation Studio Entertainment 2023

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 17 Q3 2023 Financial Results Excluding Studio Entertainment Three Months Ended September 30, Nine Months Ended September 30, $ in millions 2023 2022 2023 vs 2022 % Change 2023 2022 2023 vs 2022 % Change Equipment Rental Revenue $760 $672 13% $2,081 $1,747 19% Total Revenues $901 $705 28% $2,404 $1,851 30% Net Income $131 $95 38% $289 $216 34% Adjusted EBITDA1 $419 $332 26% $1,078 $829 30% Adjusted EBITDA Margin1 46.5% 47.1% (60) bps 44.8% 44.8% — bps REBITDA Margin1,2 51.0% 48.0% 300 bps 47.3% 45.6% 170 bps REBITDA YoY Flow-Through1,2 73.3% 51.8% 2150 bps 56.0% 46.8% 920 bps 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 18 Disciplined Capital Management Maturities As of September 30, 2023 $ in millions $1,200 $2,069 $345 2024 2025 2026 2027 No near-term maturities and ample liquidity2 of $1.5 billion provide financial flexibility Net capital expenditures outpaced cash flow from operations due to investments in growth, resulting in free cash outflow of $196 million for the nine months ended September 30, 2023 Net leverage3 of 2.5x, compared with 2.4x in December 2022, within target range of 2.0x to 3.0x Quarterly dividend of $0.6325 per share, paid on September 1, 2023 to shareholders of record as of August 18, 2023 1. The AR Facility is excluded from current maturities of long-term debt as the Company has the intent and ability to consummate refinancing and extend the term of the agreement 2. Total liquidity includes cash and cash equivalents and the unused commitments under the ABL Credit Facility and AR Facility 3. For a definition and calculation, see the Appendix beginning on Slide 22 $70 Finance Leases 2023-2030 AR Facility1 ABL Credit Facility Senior Unsecured Notes Credit Ratings: Moody’s CFR Ba2 S&P BB-/Positive

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 19 Continued Strength in Key End Markets N.A. Equipment Rental Market1 $48 $50 $52 $57 $60 $55 $61 $69 $76 $80 $83 $86 15 16 17 18 19 20 21 22 23E 24E 25E 26E 1. Source: ARA / S&P Global as of Sept 2023 3. Source: American Institute of Architects (AIA) as of Sept 2023 2. Source: IIR as of Sept 2023 4. Source: Dodge Analytics U.S. as of Sept 2023 $ in billions Industrial Spending2 $303 $299 $310 $317 $329 $308 $317 $353 $409 $398 $384 $392 15 16 17 18 19 20 21 22 23E 24E 25E 26E $ in billions Non-Residential Starts4 $229 $258 $288 $298 $317 $260 $303 $445 $429 $431 $446 $469 15 16 17 18 19 20 21 22 23E 24E 25E 26E $ in billions — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — Architecture Billings Index3 15 16 17 18 19 20 21 22 Jan-23 Sep 44.8 50

Narrowing 2023 Guidance to Reflect Impact from Studio Entertainment

Metric	2023 Previous Guidance	2023 New Guidance	% Change over 2022
Adjusted EBITDA	$1.45 billion to $1.55 billion	$1.45 billion to $1.50 billion	18% to 22%
Net Rental Equipment Expenditures	$1.0 billion to $1.2 billion	$1.0 billion to $1.1 billion	(4)% to 5%

Key Assumptions Full-Year 2023:

- Fleet disposals of ~$800 million at OEC; used equipment market remains healthy
- No meaningful recovery of studio entertainment business expected in 2023
- Above-market revenue growth on strong project pipeline, geographic expansion, cross-selling
- Disciplined focus supports strong YoY pricing improvement
- Continued focus on operating leverage to improve margins
- REBITDA Flow Through of mid-50% expected
- Interest expense rises to reflect Fed rate increases and continued M&A funding
- Tax rate ~25%

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NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 21 Purpose, Vision, Mission and Values We equip our customers and communities to build a brighter future

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 22

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 23 Glossary of Terms Commonly Used in the Industry OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing equipment rental revenue (excluding re-rent, delivery, pick-up and other ancillary revenue) by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines. Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year-over-year and sequential comparisons. Rental rates are based on ARA guidelines and are calculated based on the category class rate variance achieved either year-over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix.

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 24 Our Strategy is Delivering Results Equipment Rental Revenue Adjusted EBITDA1 $1,702 $1,544 $1,910 $2,552 $2,834 2019 2020 2021 2022 TTM 2023 $741 $689 $895 $1,227 $1,431 2019 2020 2021 2022 TTM 2023 Net Leverage2 2.8x 2.4x 2.1x 2.4x 2.5x 2019 2020 2021 2022 Q3 2023 Adjusted EBITDA Margin1 37.1% 38.7% 43.2% 44.8% 44.2% 2019 2020 2021 2022 TTM 2023 $ in millions 1. For a definition and reconciliation to the most comparable GAAP financial measure, see slides 26 and 27 and previously filed presentations 2. For a definition and calculation, see slide 32

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 25 Reconciliation of Net Income and Adjusted Earnings Per Diluted Share Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income, merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, gain (loss) on the disposal of a business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business. (1) The tax rate applied for adjustments is 25.7% and reflects the statutory rates in the applicable entities Three Months Ended September 30, Nine Months Ended September 30, 2023 2022 2023 2022 Net income $113 $101 $256 $232 Merger and acquisition related costs 2 3 5 6 Other — — 1 1 Tax impact of adjustments(1) (1) (1) (2) (2) Adjusted net income $114 $103 $260 $237 Diluted common shares 28.5 30.2 28.8 30.3 Adjusted earnings per diluted share $4.00 $3.42 $9.03 $7.83

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 26 Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and REBITDA - EBITDA represents the sum of net income, provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through - Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow- Through (the year-over-year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) are useful operating profitability ratios to management and investors. EBITDA, Adjusted EBITDA, REBITDA, Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through Excluding Studio Entertainment - On slide 26, each metric has been adjusted to exclude the studio entertainment business due to the recent impact of labor disruptions in the television and film industry and provides the operating performance of the remaining business.

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through

$ in millions	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Net income	**$113**	**$101**	**$256**	**$232**
Income tax provision	33	34	68	68
Interest expense, net	60	33	162	81
Depreciation of rental equipment	167	140	480	389
Non-rental depreciation and amortization	29	25	83	69
EBITDA	**402**	**333**	**1,049**	**839**
Non-cash stock-based compensation charges	6	9	15	20
Merger and acquisition related costs	2	3	5	6
Other	—	—	1	1
Adjusted EBITDA	**410**	**345**	**1,070**	**866**
Less: Gain (loss) on sales of rental equipment	25	5	77	19
Less: Gain (loss) on sales of new equipment, parts and supplies	4	4	10	11
Rental Adjusted EBITDA (REBITDA)	**$381**	**$336**	**$983**	**$836**
Total revenues	$908	$745	$2,450	$1,953
Less: Sales of rental equipment	124	21	278	68
Less: Sales of new equipment, parts and supplies	11	10	29	27
Equipment rental, service and other revenues	**$773**	**$714**	**$2,143**	**$1,858**
Total revenues	$908	$745	$2,450	$1,953
Adjusted EBITDA	$410	$345	$1,070	$866
Adjusted EBITDA Margin	**45.2 %**	**46.3 %**	**43.7 %**	**44.3 %**
Equipment rental, service and other revenues	$773	$714	$2,143	$1,858
REBITDA	$381	$336	$983	$836
REBITDA Margin	**49.3 %**	**47.1 %**	**45.9 %**	**45.0 %**
YOY Change in REBITDA	$45		$147	
YOY Change in Equipment rental, service and other revenues	$59		$285	
YOY REBITDA Flow-Through	**76.3 %**		**51.6 %**	

HercRentals®

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Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through, Excluding Studio Entertainment

$ in millions

	Three Months Ended September 30,					
	2023			2022		
	Herc	Studio Entertainment	Herc, excl Studio	Herc	Studio Entertainment	Herc, excl Studio
Net income	**$113**	**($18)**	**$131**	**$101**	**$6**	**$95**
Income tax provision	33	—	33	34	—	34
Interest expense, net	60	—	60	33	—	33
Depreciation of rental equipment	167	8	159	140	7	133
Non-rental depreciation and amortization	29	1	28	25	—	25
EBITDA	**402**	**(9)**	**411**	**333**	**13**	**320**
Non-cash stock-based compensation charges	6	—	6	9	—	9
Merger and acquisition related costs	2	—	2	3	—	3
Other	—	—	—	—	—	—
Adjusted EBITDA	**410**	**(9)**	**419**	**345**	**13**	**332**
Less: Gain (loss) on sales of rental equipment	25	—	25	5	—	5
Less: Gain (loss) on sales of new equipment, parts and supplies	4	—	4	4	1	3
Rental Adjusted EBITDA (REBITDA)	**$381**	**($9)**	**$390**	**$336**	**$12**	**$324**
Total revenues	$908	$7	$901	$745	$40	$705
Less: Sales of rental equipment	124	(1)	125	21	—	21
Less: Sales of new equipment, parts and supplies	11	—	11	10	1	9
Equipment rental, service and other revenues	**$773**	**$8**	**$765**	**$714**	**$39**	**$675**
Total revenues	$908	$7	$901	$745	$40	$705
Adjusted EBITDA	$410	($9)	$419	$345	$13	$332
Adjusted EBITDA Margin	**45.2 %**	**(128.6)%**	**46.5 %**	**46.3 %**	**32.5 %**	**47.1 %**
Equipment rental, service and other revenues	$773	$8	$765	$714	$39	$675
REBITDA	$381	($9)	$390	$336	$12	$324
REBITDA Margin	**49.3 %**	**(112.5)%**	**51.0 %**	**47.1 %**	**30.8 %**	**48.0 %**
YOY Change in REBITDA	$45	($21)	$66	$95	($4)	$99
YOY Change in Equipment rental, service and other revenues	$59	($31)	$90	$189	($2)	$191
YOY REBITDA Flow-Through	**76.3 %**	**(67.7)%**	**73.3 %**	**50.5 %**	**(200.0)%**	**51.8 %**

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Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through, Excluding Studio Entertainment

$ in millions

	Nine Months Ended September 30,					
	2023			2022		
	Herc	Studio Entertainment	Herc, excl Studio	Herc	Studio Entertainment	Herc, excl Studio
Net income	**$256**	**($33)**	**$289**	**$232**	**$16**	**$216**
Income tax provision	68	—	68	68	—	68
Interest expense, net	162	—	162	81	—	81
Depreciation of rental equipment	480	23	457	389	19	370
Non-rental depreciation and amortization	83	2	81	69	2	67
EBITDA	**1,049**	**(8)**	**1,057**	**839**	**37**	**802**
Non-cash stock-based compensation charges	15	—	15	20	—	20
Merger and acquisition related costs	5	—	5	6	—	6
Other	1	—	1	1	—	1
Adjusted EBITDA	**1,070**	**(8)**	**1,078**	**866**	**37**	**829**
Less: Gain (loss) on sales of rental equipment	77	—	77	19	—	19
Less: Gain (loss) on sales of new equipment, parts and supplies	10	—	10	11	2	9
Rental Adjusted EBITDA (REBITDA)	**$983**	**($8)**	**$991**	**$836**	**$35**	**$801**
Total revenues	$2,450	$46	$2,404	$1,953	$102	$1,851
Less: Sales of rental equipment	278	—	278	68	—	68
Less: Sales of new equipment, parts and supplies	29	—	29	27	2	25
Equipment rental, service and other revenues	**$2,143**	**$46**	**$2,097**	**$1,858**	**$100**	**$1,758**
Total revenues	$2,450	$46	$2,404	$1,953	$102	$1,851
Adjusted EBITDA	$1,070	($8)	$1,078	$866	$37	$829
Adjusted EBITDA Margin	**43.7 %**	**(17.4)%**	**44.8 %**	**44.3 %**	**36.3 %**	**44.8 %**
Equipment rental, service and other revenues	$2,143	$46	$2,097	$1,858	$100	$1,758
REBITDA	$983	($8)	$991	$836	$35	$801
REBITDA Margin	**45.9 %**	**(17.4)%**	**47.3 %**	**45.0 %**	**35.0 %**	**45.6 %**
YOY Change in REBITDA	$147	($43)	$190	$220	($4)	$224
YOY Change in Equipment rental, service and other revenues	$285	($54)	$339	$477	($2)	$479
YOY REBITDA Flow-Through	**51.6 %**	**79.6 %**	**56.0 %**	**46.1 %**	**(200.0)%**	**46.8 %**

HercRentals

NYSE: HRI
©2023 Herc Rentals Inc. All Rights Reserved.
29

REBITDA Margin Quarterly Trend

$ in millions	Q1 2022	Q2 2022	Q3 2022	Q4 2022	FY 2022	Q1 2023	Q2 2023	Q3 2023
Total Revenues	**$568**	**$640**	**$745**	**$786**	**$2,740**	**$740**	**$802**	**$908**
Less: Sales of rental equipment	28	19	21	57	125	71	83	124
Less: Sales of new equipment, parts and supplies	8	9	10	9	36	8	10	11
Equipment rental, service and other revenues	**$532**	**$612**	**$714**	**$720**	**$2,579**	**$661**	**$709**	**773**
Net income	**$58**	**$73**	**$101**	**$98**	**$330**	**$67**	**$76**	**$113**
Income tax provision	9	25	34	35	104	8	27	33
Interest expense, net	23	25	33	41	122	48	54	60
Depreciation of rental equipment	119	130	140	147	536	152	161	167
Non-rental depreciation and amortization	21	23	25	26	95	26	28	29
EBITDA	**$230**	**$276**	**$333**	**$347**	**$1,187**	**$301**	**$346**	**$402**
Non-cash stock-based compensation charges	6	5	9	7	27	4	5	6
Merger and acquisition related costs	1	2	3	2	7	2	1	2
Other[1]	—	1	—	5	6	1	—	—
Adjusted EBITDA	**$237**	**$284**	**$345**	**$361**	**$1,227**	**$308**	**$352**	**$410**
Less: Gain on sales of rental equipment	9	5	5	17	36	25	27	25
Less: Gain on sales of new equipment, parts and supplies	3	4	4	4	15	3	3	4
Rental Adjusted EBITDA (REBITDA)	**$225**	**$275**	**$336**	**$340**	**$1,176**	**$280**	**$322**	**$381**
REBITDA Margin	**42.3 %**	**45.0 %**	**47.1 %**	**47.3 %**	**45.7 %**	**42.4 %**	**45.4 %**	**49.3 %**
YOY REBITDA Flow-Through	**37.6 %**	**47.7 %**	**50.5 %**	**53.9 %**	**48.1 %**	**42.6 %**	**48.5 %**	**76.3 %**

(1) Pension settlement, impairment, and spin-off costs are included in Other.

(2) The sum of the quarters may not equal the full year based on rounding.

HercRentals®

NYSE: HRI
©2023 Herc Rentals Inc. All Rights Reserved.
30

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 31 REBITDA Margin Annual Trend $ in millions 2018 2019 2020 2021 2022 Total Revenues $1,978 $1,999 $1,780 $2,073 $2,740 Less: Sales of rental equipment 256 243 198 113 125 Less: Sales of new equipment, parts and supplies 49 44 28 31 36 Equipment rental, service and other revenues $1,673 $1,712 $1,554 $1,929 $2,579 Net income $69 $47 $74 $224 $330 Income tax provision (benefit) — 16 20 67 104 Interest expense, net 137 174 93 86 122 Depreciation of rental equipment 387 410 403 420 536 Non-rental depreciation and amortization 58 62 63 68 95 EBITDA $651 $709 $653 $865 $1,187 Restructuring 5 8 1 — — Spin-off costs 15 — — — — Non-cash stock-based compensation charges 14 19 16 23 27 Impairment — 4 15 3 3 Merger and acquisition related costs — — — 4 7 Loss on disposal of business — — 3 — — Other 1 1 1 — 3 Adjusted EBITDA $686 $741 $689 $895 $1,227 Less: Gain (loss) on sales of rental equipment 12 (1) (5) 19 36 Less: Gain on sales of new equipment, parts and supplies 11 11 8 10 15 Rental Adjusted EBITDA (REBITDA) $663 $731 $686 $866 $1,176 REBITDA Margin 39.6% 42.7% 44.2% 44.8% 45.7 % YOY REBITDA Flow-Through 54.8% 169.3% 27.9% 47.5% 48.1%

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 32 Calculation of Net Leverage Ratio Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve-month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies. $ in millions Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Long-Term Debt, Net $2,142 $2,503 $2,762 $2,922 $3,215 $3,493 $3,665 (Plus) Current maturities of long-term debt 11 11 11 12 12 12 $14 (Plus) Unamortized debt issuance costs 6 6 5 5 5 5 $5 (Less) Cash and Cash Equivalents (23) (52) (57) (54) (40) (37) ($71) Net Debt $2,136 $2,468 $2,721 $2,885 $3,192 $3,473 $3,613 Trailing Twelve-Month Adjusted EBITDA $947 $1,024 $1,123 $1,227 $1,298 $1,366 $1,431 Net Leverage 2.3x 2.4x 2.4x 2.4x 2.5x 2.5x 2.5x

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 33 Reconciliation of Free Cash Flow Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt, fund potential acquisitions and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures. $ in millions Nine Months Ended September 30, Year Ended December 31, 2023 2022 2022 2021 2020 Net cash provided by operating activities $796 $623 $917 $743 $611 Rental equipment expenditures (1,100) (841) (1,168) (594) (345) Proceeds from disposal of rental equipment 231 67 121 107 192 Net Fleet Capital Expenditures (869) (774) (1,047) (487) (153) Non-rental capital expenditures (119) (82) (104) (47) (41) Proceeds from disposal of property and equipment 11 4 7 5 7 Other (15) (23) (23) — — Free Cash Flow (196) (252) (250) 214 424 Acquisitions, net of cash acquired (332) (441) (515) (431) (45) Proceeds from disposal of business — — — — 24 (Increase) decrease in Net Debt, excluding financing activities ($528) ($693) ($765) ($217) $403

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 34 Historical Fleet at OEC1 (1) Original equipment cost based on ARA guidelines $ in millions FY 2018 FY 2019 FY 2020 FY 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 FY 2022 Q1 2023 Q2 2023 Q3 2023 Beginning Balance $3,651 $3,777 $3,822 $3,589 $4,381 $4,593 $5,097 $5,421 $4,381 $5,637 $5,915 $6,211 Expenditures $774 $627 $348 $725 $253 $327 $311 $327 $1,218 $348 $400 $274 Disposals ($607) ($593) ($552) ($281) ($64) ($64) ($54) ($140) ($322) ($144) ($186) ($309) Acquisitions $— $— $28 $346 $18 $251 $86 $40 $395 $77 $88 $55 Foreign Currency / Other ($41) $11 ($57) $2 $5 ($10) ($19) ($11) ($35) ($3) ($6) ($14) Ending Balance $3,777 $3,822 $3,589 $4,381 $4,593 $5,097 $5,421 $5,637 $5,637 $5,915 $6,211 $6,217 Proceeds as a percent of OEC 37.8% 40.9% 37.0% 41.8% 45.0% 46.6% 42.5% 44.2% 44.4% 51.5% 47.0% 39.4%

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 35 For additional information, please contact: Leslie Hunziker SVP Investor Relations leslie.hunziker@hercrentals.com 239-301-1675